Exhibit 99.1

Nubia Brand International Corp. Announces Pricing of Upsized $110,000,000 Initial Public Offering

DALLAS, TX, March 10, 2022 (GLOBE NEWSWIRE) -- Nubia Brand International Corp. (the "Company") announced today that it priced its initial public offering of 11,000,000 units at $10.00 per unit. The units will be listed on the Nasdaq Global Market ("Nasdaq") and will begin trading tomorrow, March 11, 2022, under the ticker symbol "NUBIU". Each unit consists of one share of the Company's Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable and will trade. Once the securities comprising the units begin separate trading, shares of the Class A common stock and warrants are expected to be listed on Nasdaq under the symbols "NUBI" and "NUBIW," respectively.

The Company is a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company has not selected any specific business combination target and has not, nor has anyone on its behalf, initiated any substantive discussions, directly or indirectly, with any business combination target. While the Company may pursue an initial business combination target in any business or industry, it intends to focus its search on wireless telecommunications companies.

Patrick Orlando and Arthur Percy will serve as Special Advisors to the Company’s board of directors (the “Board”) and Alexander Monje will serve as Chairman of the Board. The Company’s management will be led by Jaymes Winters, the Company’s Chief Executive Officer, and Vlad Prantsevich, the Company’s Chief Financial Officer.

EF Hutton, division of Benchmark Investments, LLC, is acting as the sole book running manager for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 1,650,000 units at the initial public offering price to cover over-allotments, if any. The offering is expected to close on March 15, 2022, subject to customary closing conditions.

Loeb & Loeb LLP is serving as legal counsel to the Company. Hogan Lovells US LLP is serving as counsel to EF Hutton, division of Benchmark Investments, LLC.

The offering is being made only by means of a prospectus. Copies of the prospectus may be obtained, when available, from EF Hutton, division of Benchmark Investments, LLC, Attn: Syndicate Department, 590 Madison Ave., 39th Floor, New York, New York 10022, by telephone at (212) 404-7002, by fax at (646) 861-4697, or by email at syndicate@efhuttongroup.com.

A registration statement relating to these securities has been filed with, and declared effective by, the Securities and Exchange Commission ("SEC") on March 10, 2022, and a registration statement on Form S-1MEF (File No. 333-263465), was filed with the SEC on the same date and became effective upon filing. A final prospectus relating to this offering will be filed with the SEC. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

FORWARD-LOOKING STATEMENTS

This press release contains statements that constitute "forward-looking statements," including with respect to the Company’s initial public offering. No assurance can be given that the offering discussed above will be completed on the terms described, or at all. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company's registration statement and preliminary prospectus for the offering filed with the SEC. Copies are available on the SEC's website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Company Contact:

Jaymes Winters
Chief Executive Officer
Email: IR@nubiabrand.us
Phone: (972) 918-5120